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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)          February 6, 1998
                                                 -----------------------------


                            MGC Communications, Inc.
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             (Exact name of registrant as specified in its charter)



      Nevada                        333-38875                  88-0360042
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 (State or other                   (Commission             (I.R.S. Employer
   jurisdiction                    File Number)           Identification No.)
 of incorporation)



                 3301 N. Buffalo Drive, Las Vegas, Nevada  89129
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                     (Address of principal executive offices)  (Zip Code)



Registrant's telephone number, including area code         (702)  310-1000
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         (Former name or former address, if changed since last report.)







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ITEM 4.       CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

       (a) MGC Communications, Inc. (the "Company") did not re-elect KPMG Peat Marwick LLP ("KPMG") as its independent accountant on February 6, 1998. KPMG's report on the Company's financial statements for the years ended December 31, 1996 and 1995, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Company's Board of Directors. During KPMG's engagement with the Company, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which were not resolved to KPMG's satisfaction. During KPMG's engagement with the Company, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K issued under the Securities Act of 1933, as amended).

       (b) As of February 6, 1998, Arthur Andersen LLP has been engaged by the Company as its principal accountants to audit the Company's financial statements beginning with the financial statements for the year ended December 31, 1997. The Company has not consulted Arthur Andersen LLP prior to its engagement regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company's financial statements or any matter that was either the subject of a disagreement with KPMG or a reportable event.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

       (c) Exhibits. The following exhibits are furnished as a part of this Report. Exhibit numbers refer to Item 601 of Regulation S-K.
              16 - Letter from KPMG Peat Marwick LLP.
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MGC COMMUNICATIONS, INC.



February 6, 1998                    By:  /s/ Nield J. Montgomery
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                                         Nield J. Montgomery
                                         President and Chief Executive Officer